Exhibit 10(t)

INFORMATION CONCERNING EXECUTIVE COMPENSATION

The following table presents details of compensation information previously discussed within the Compensation Discussion and Analysis for the Principal Executive Officer, the Principal Financial Officer and the three other most highly compensated executive officers, based on total compensation in 2010, 2009 and 2008:

Summary Compensation Table

	Year	Salary	Bonus		Stock Awards (5)	Option Awards (6)	Non-equity Incentive Plan Comp. (7)	Change in Pension Value and Nonqualified Deferred Comp. Earnings (8)	All Other Comp. (9)	Total

Jai P. Nagarkatti President, CEO & Chairman (1)	2010	$809,711	—		$1,397,633	$1,043,735	$1,052,700	$79,650	$230,177	$4,613,606
	2009	750,000	—		967,000	678,750	384,000	214,864	202,168	3,196,782
	2008	750,000	—		1,144,800	1,098,000	356,625	79,672	196,171	3,625,268

Rakesh Sachdev President, CEO (2)	2010	$488,846	250,000	(4)	$564,700	$421,686	$443,352	$7,978	99,253	$2,275,815
	2009	475,000	250,000	(4)	508,642	348,878	197,600	6,492	130,678	1,917,290
	2008	59,375	—		499,975	499,994	—	932	2,077	1,062,352

Kirk A. Richter Vice President, Treasurer and Interim Chief Financial Officer (3)	2010	$239,615	—		$129,881	$98,640	$133,632	$79,950	40,464	722,182
	2009	n/a	n/a		n/a	n/a	n/a	n/a	n/a	n/a
	2008	n/a	n/a		n/a	n/a	n/a	n/a	n/a	n/a

Franklin D. Wicks Managing Director, US & Canada; Pres., Research Essentials & Specialties	2010	$359,231	—		$367,055	$295,920	$283,608	$75,394	53,566	1,434,774
	2009	350,000	—		355,856	166,520	137,130	207,932	57,381	1,274,819
	2008	350,000	—		286,200	269,376	122,045	45,489	44,774	1,117,884

Gilles A. Cottier President, SAFC	2010	$309,231	—		$367,055	$295,920	$292,950	$26,748	52,920	1,344,824
	2009	300,000	—		305,572	166,520	122,400	23,529	53,878	971,899
	2008	300,000	—		286,200	293,524	104,610	15,219	41,191	1,040,744

David A. Smoller President, Research Biotech	2010	$297,692	—		$367,055	$295,920	$190,080	$13,929	51,120	1,215,796
	2009	n/a	n/a		n/a	n/a	n/a	n/a	n/a	n/a
	2008	n/a	n/a		n/a	n/a	n/a	n/a	n/a	n/a

(1)	Dr. Nagarkatti served as President, CEO & Chairman until his death on November 13, 2010.
(2)	Mr. Sachdev served as Chief Financial Officer, Chief Administrative Officer and Senior Vice President of the International business until he was appointed President and CEO effective November 14, 2010.
(3)	Mr. Richter served as Vice President and Treasurer until he was named to the additional position of Interim Chief Financial Officer on November 15, 2010.
(4)	Mr. Sachdev joined the Company on November 17, 2008. Pursuant to his offer letter, in order to offset the loss of equity compensation forfeited from his prior employer, Mr. Sachdev received cash payments in the amount of $250,000 on each of the first and second anniversaries of his employment.
(5)	Amounts listed represent the value of performance awards as of the grant date in each year, based on the targeted value (100%). Pursuant to the terms of the Long-Term Incentive Plan (LTIP), Dr. Nagarkatti’s performance awards granted in 2008, 2009 and 2010 were pro-rated based upon his service during each performance period and paid to his beneficiary in December 2010 at 100% of target value. For all others, the maximum value achievable is 150% of the targeted value. The performance awards at the maximum value achievable for Mr. Sachdev are $847,050, $762,963, $749,963 for 2010, 2009, 2008, respectively. The performance award at the maximum value achievable for Mr. Richter is $194,822 for 2010. The performance awards at the maximum value achievable for Dr. Wicks are $550,583, $533,784, $429,300 for 2010, 2009, 2008, respectively. The performance awards at the maximum value achievable for Mr. Cottier are $550,583, $458,358, $429,300 for 2010, 2009, 2008, respectively. The performance awards at the maximum value achievable for Dr. Smoller is $550,583 for 2010. Assumptions used in the calculation of these targeted amounts are included in Note 12 “Common Stock” to our consolidated financial statements for 2010 included in Item 8 of Part II of Form 10-K filed with the SEC on February 9, 2011. The performance shares were granted pursuant to our 2003 Long Term Incentive Plan. Dividends are not paid on these performance shares. The ultimate number of shares awarded pursuant to these grants will depend upon our performance over the three-year periods ending December 31, 2010, 2011, 2012. Shares will be awarded in 2011, 2012, 2013 after the results for the performance periods have been determined.

(6)	Represents the value of option awards at grant date, based on the assumptions used in calculating the value of an option in Financial Accounting Standards Board Topic 718 Compensation - Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 12 “Common Stock” to our consolidated financial statements for 2010 included in Item 8 of Part II of Form 10-K filed with the SEC on February 9, 2011.
(7)	This column represents annual cash bonus awards paid under Sigma-Aldrich Corporation Cash Bonus Plan. Amounts are earned and accrued during the fiscal years indicated and are paid subsequent to the end of the fiscal year pursuant to our cash bonus plan, discussed under in the “Compensation Discussion & Analysis” of the 2011 Proxy Statement. The amount shown for Dr. Nagarkatti was based on actual results of the Company in 2010, pro-rated by 11/12ths based on his service during the performance period.
(8)	Amounts represent the change in the present value of accrued benefits under our defined benefit cash pension plan, discussed under the caption “Retirement Security Value Plan (Pension Plan)” of the 2011 Proxy Statement from December 31, 2009 to December 31, 2010. Effective with the 2008 calendar year, the Company was required to change the plan’s measurement date used for financial reporting purposes from November 30 to December 31. The change in pension values shown for 2008 is the change for the calendar year, rather than for the thirteen months elapsed since the previous plan measurement date. There are no above-market or preferential investment earnings on nonqualified deferred compensation arrangements for any of our named executive officers or any other employees.
(9)	Components of this column are described within the “All Other Compensation” of the 2011 Proxy Statement.

Exhibit 10(t) (continued)

The components of all other compensation for 2010 are as follows:

ALL OTHER COMPENSATION

Name	Year	401(k) Retirement Savings Plan	Supplemental Retirement Plan	Relocation Payments	Personal Use of Company Vehicle /Car Allowance	Total
Jai P. Nagarkatti	2010	$9,420	$215,000		$5,757	$230,177
Rakesh Sachdev	2010	9,420	36,000	$35,833	18,000	99,253
Kirk Richter	2010	8,364	14,100		18,000	40,464
Franklin D. Wicks	2010	7,066	28,500		18,000	53,566
Gilles A. Cottier	2010	9,420	25,500		18,000	52,920
David Smoller	2010	9,420	23,700		18,000	51,120